UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 28, 2017
GCP APPLIED TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-37533	47-3936076
(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)
(617) 876-1400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Contract

As previously announced, on March 2, 2017, GCP Applied Technologies Inc. (the “Company”) entered into a final, binding and irrevocable offer letter (the “Offer Letter”) with Henkel AG & Co. KGaA (“Henkel”) pursuant to which Henkel made a binding offer (the “Offer”) to acquire the Company’s Darex Packaging Technologies business for approximately $1.05 billion, subject to working capital and certain other adjustments (the “Divestiture”). Pursuant to the terms of the Offer Letter, following the conclusion of statutory employee consultation processes in connection with the Divestiture by the relevant works councils in France, the Company accepted the Offer and countersigned the Stock and Asset Purchase Agreement (the “Initial Purchase Agreement”) with respect to the Divestiture on April 27, 2017. The Initial Purchase Agreement was previously executed by Henkel.
On June 30, 2017, the Company and Henkel entered into an Amended and Restated Stock and Asset Purchase Agreement (the “Amended Purchase Agreement”). The Initial Purchase Agreement was amended to, among other things, provide for a delayed closing in certain non-U.S. jurisdictions. The Amended Purchase Agreement is otherwise substantially similar to the Initial Purchase Agreement, which was summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2017 and April 28, 2017, which summaries are incorporated herein by reference. The foregoing summary of the Amended Purchase Agreement and the transactions contemplated by the Amended Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01.    Completion of Acquisition or Disposition of Assets.

On July 3, 2017, the Company announced the completion of the Divestiture. The Company received approximately $1.05 billion in cash in connection with the Divestiture, subject to working capital and certain other adjustments.

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On June 28, 2017, the Board of Directors of the Company approved a business restructuring and repositioning plan (the “Plan”) that includes actions (i) to address stranded general and administrative costs resulting from the Divestiture and (ii) to streamline its operations, reduce its global cost structure and transition the Company to a construction products technologies company. The Plan also includes certain repositioning actions, primarily for recruitment, consulting and project management costs associated with the organizational realignment of the Company. The Company expects that it will incur total costs in connection with the Plan of $22 million to $26 million, of which approximately $21 million is for restructuring activities, comprised primarily of severance and other employee-related costs, and approximately $3 million is for repositioning activities. In addition, the Company expects to incur approximately $6 million in capital expenditures related to the repositioning activities. Substantially all of the costs under the Plan are expected to result in cash expenditures. The restructuring actions are expected to result in the net reduction of approximately 225 employee positions, with substantially all of the restructuring and repositioning actions under the Plan expected to be completed by the fourth quarter of 2018.

In the second quarter of 2017, the Company expects to incur approximately $15 million of restructuring expenses and $0.5 million of repositioning expenses related to the Plan.

Item 7.01.    Regulation FD Disclosure.

On July 3, 2017, the Company issued a press release announcing that it had completed the Divestiture and approved the Plan described in Item 2.05 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
(b)                                 Pro Forma Financial Information
On July 3, 2017, the Company and its consolidated subsidiaries (“GCP”) completed the Divestiture as described in this Current Report on Form 8-K.

On July 3, 2017, GCP released certain unaudited pro forma consolidated financial information as of and for the period ended March 31, 2017, and for the periods ended December 31, 2016, 2015, and 2014, which is attached as Exhibit 99.2 hereto (the “Pro Forma Financial Information”) and incorporated herein by reference. The Pro Forma Financial Information gives effect to the Divestiture, and is derived from GCP's historical financial information.
The Pro Forma Financial Information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
(d)                                 Exhibits

Exhibit No.	Description of Exhibit
2.1	Amended and Restated Stock and Asset Purchase Agreement dated as of June 30, 2017, between GCP Applied Technologies Inc. and Henkel AG & Co. KGaA.*
99.1	Press release issued by GCP Applied Technologies Inc. dated July 3, 2017.
99.2	Unaudited Pro Forma Consolidated Financial Statements of GCP Applied Technologies Inc.
*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the proposed transaction and the anticipated timing thereof; expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, the Company is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, the possibility that the expected strategic benefits or opportunities from the Divestiture may not be realized, or may take longer to realize than expected; risks related to: the cyclical and seasonal nature of the industries that the Company serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of the Company’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting the Company’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting the Company’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to the Company’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of the Company’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in the Company's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on the Company’s projections and forward-looking statements, which speak only as the date thereof. The Company undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

	By	/s/ John W. Kapples
John W. Kapples
Vice President and General Counsel

Dated: July 3, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Amended and Restated Stock and Asset Purchase Agreement dated as of June 30, 2017, between GCP Applied Technologies Inc. and Henkel AG & Co. KGaA.*
99.1	Press release issued by GCP Applied Technologies Inc. dated July 3, 2017.
99.2	Unaudited Pro Forma Consolidated Financial Statements of GCP Applied Technologies Inc.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.